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                                                                     Exhibit 3.1

                              ARTICLES OF AMENDMENT

                                       OF

                              DECLARATION OF TRUST

                                       OF

                         EQUITY OFFICE PROPERTIES TRUST

         Equity Office Properties Trust, a Maryland real estate investment trust (hereinafter called the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Declaration of Trust of the Trust hereby is amended by deleting existing Section 8.2 in its entirety and adding a new Section 8.2 to read as follows:

         " Section 8.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section
5.2 and the removal of Trustees as provided in Section 5.3; (b) amendment of the Declaration of Trust as provided in Article X; (c) termination of the Trust as provided in Section 11.2; (d) a Business Combination (as defined in Section 8.4), if a shareholder vote is required under Section 8.4; (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (f) such other maters as may be properly brought before a meeting by a shareholder pursuant to the Bylaws. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees."

         SECOND: The Declaration of Trust of the Trust hereby is further amended by deleting existing Section 8.4 in its entirety and adding a new Section 8.4 to read as follows:

         " Section 8.4 Merger, Consolidation or Transfer of Assets. The Trust may merge with or into another entity, may consolidate with one or more other entities or may "transfer assets" of the Trust (individually, a "Business Combination"). Subject to the terms of any class or series of Shares at the time outstanding, if a shareholder vote is required under Title 8 to effect any such merger, then such merger must be approved by shareholders by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter. Subject to the terms of any class or series of Shares at the time outstanding, any Business Combination other than a merger must be approved by shareholders by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter. For purposes of this Section 8.4, the term "transfer assets" means to sell, lease, exchange, or otherwise transfer all or substantially all of the assets of the Trust, but shall not include (a) any sale, lease, exchange, or other transfer of all or substantially all of the assets of the Trust in the ordinary course of business actually conducted by it or as a distribution to its shareholders, (b) the mortgage, pledge, or creation of any other security interest in any or all of the assets of the Trust, whether or not in the ordinary course of business or (c) the sale, lease, exchange, or other transfer of all or substantially all of the assets of the Trust to one or more entities if at least a majority of the equity interests of the entity or entities are owned, directly or indirectly, by the Trust. Notwithstanding any other provisions of this Declaration of


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Trust, the affirmative vote of shareholders holding at least a majority of all votes entitled to be cast on the matter shall be required to amend this Section 8.4."

         THIRD: The amendments to the Declaration of Trust of the Trust as set forth above have been advised by the Board of Trustees and approved by the shareholders of the Trust as required by law and the Declaration of Trust of the Trust.

         IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment of Declaration of Trust of Equity Office Properties Trust to be signed in its name and on its behalf by its Executive Vice President, Chief Legal Counsel and Secretary and witnessed by its Assistant Secretary on May 9, 2000.

WITNESS:                                    EQUITY OFFICE PROPERTIES TRUST

By: /s/ Robin Mariella                      By: /s/ Stanley M. Stevens
   ------------------------                    ------------------------
   Robin Mariella                              Stanley M. Stevens
   Assistant Secretary                         Executive Vice President, Chief
                                               Legal Counsel and Secretary

                  THE UNDERSIGNED, Executive Vice President, Chief Legal Counsel and Secretary of Equity Office Properties Trust, who executed on behalf of the Trust Articles of Amendment of Declaration of Trust of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles of Declaration of Trust to be the act of said Trust and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                               /s/ Stanley M. Stevens
                                             ---------------------------
                                             Stanley M. Stevens
                                             Executive Vice President, Chief
                                             Legal Counsel and Secretary